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                       [ARTHUR ANDERSEN LLP LETTERHEAD]

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report dated February 19, 1997, and to all references to our Firm included in or made a part of this registration statement File No. 333-17071.

                                                /s/ Arthur Andersen LLP
                                                ------------------------
                                                    Arthur Andersen LLP

Chicago, Illinois
May 23, 1997